Exhibit 10.4

SECTION I

Agreement

AN AGREEMENT made the of Two Thousand and Twenty Two.	25 day April

Between the parties more particularly described and set out in the First Schedule hereto. WHEREBY IT IS AGREED as follows:-

1. The Landlord lets and the Tenant takes ALL THAT the premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as “the said premises”) Together with the use in common with the Landlord and all others having the like right of the entrance staircase landings passages lavatories and pantries (if any ) in the building of which the said premises form part in so far as the same are necessary for the proper use and enjoyment of the said premises And Together Also with the use in common as aforesaid of the lifts and central air conditioning services (if any) whenever the same shall be operating for such term and yielding and paying therefore at such rent and management charges (including air conditioning charges) (both of which unless the context otherwise requires are hereinafter included under the term “rent”) and in such manner as are more particularly described and set out in the Third Schedule hereto.

SECTION II

Rent And Other Charges

The Tenant hereby agrees with the Landlord as follows:

1.	To pay the rent on the days and in the manner specified by the Landlord hereinbefore provided for payment thereof.

2.	To pay and discharge all rates, taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (Government Rent and Property Tax only excepted).

3.	To pay and charge all charges for gas, water and electricity consumed in the said premises including charges for the air-conditioning fan coil units and individual air package handling plants installed therein and operated from the Tenant’s own metered electricity supply and consumed by the Tenant.

SECTION III

Tenant’s Obligations

1.	Not to breach and to indemnify the Landlord against the breach by the Tenant of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant’s business on the said premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and to notify the Landlord within reasonable time in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto.

2.	To keep all the non-structural part of the interior of the said premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures therein and all additions thereto including doors, windows, electrical installations and wiring in good, clean, tenantable repair and condition (fair, wear, tear, inherent, latent and/or structural defects and damage due to any of the causes mentioned in Section VII hereof excepted) and so to maintain the same at the expense of the Tenant and subject to Clause 18 of Section Ill hereof to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition (fair, wear, tear, inherent, latent and/or structural defects and damage due to any of the causes mentioned in Section VII hereof excepted).

3.	To reimburse to the Landlord the cost of replacing all broken and damaged windows and glass if the same be broken or damaged by the negligence of the Tenant.

4.	To repair or replace any electrical installation or wiring of the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the China Light & Power Company Limited and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose (such approval not unreasonably withheld or delayed). The Tenant shall permit the Landlord or its agents upon prior appointment to test the Tenant’s wiring in the said premises at any time.

5.	To pay to the Landlord on demand all reasonable costs incurred by the Landlord in cleansing, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the neglect by the Tenant or any employee agent licensee or customer of the Tenant.

6.	To be wholly responsible for and to indemnify the Landlord against any loss damage or injury caused to any person whomsoever or any property whatsoever through the defective or damaged condition of any non-structural part of the interior of the said premises or any fittings or fixtures for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the overflow of water originating from the said premises or any part thereof or through the act default or neglect of the Tenant his servants, agents, licensees or customers.

To effect and maintain during the Term insurance cover with the amount of HKD 20 million of the Licensor with a reputable insurance company as shall be approved by the Licensor in respect of all such risks contained in Clause 6 under Section 3 hereof. The Policy of Insurance so effected in the name of the Licensee and to be endorsed to show the interest of the Licensor therein and to be in such amount as may be determined by the Licensor and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered, modified, restricted or cancelled without the express prior written consent of the Licensor and in the event of such insurance being effected by the Licensee himself in pursuance of his obligations hereunder whenever required so to do by the Licensor to produce to the Licensor as and when required by the Licensor such policy of insurance together with a receipt for the last payment of premium or a certificate from the relevant insurance company that the policy is fully paid up and valid and subsisting.

7.	To take all reasonable precautions to protect the non-structural part of the interior of the said premises against damage by storm or typhoon or the like.

8.	To permit the Landlord and all persons authorised by it at all times upon prior appointment to enter and view the state of repair of the said premises, to carry out any works repairs or maintenance which are required to be done and during the last two months of the said term to show the said premises to prospective tenants or purchasers Provided That in the event of any emergency the Landlord its servants agents may enter where oral notice shall suffice.

9.	On receipt of any notice from the Landlord or its authorized representative specifying any works or repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible dispatch within reasonable time

10.	To keep all outside windows and doors closed and in the event of a breach of this Clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows should the Tenant fail to comply forthwith with a notice from the Landlord requiring closing of the same AND it is agreed that a persistent breach by the Tenant of the terms of this Clause shall amount to a breach of this Clause justifying the Landlord exercising its rights of re-entry hereunder.

11.	To give notice to the Landlord or its agent of any damage that may be suffered by the said premises and of any accident to or defects in the water pipes, gas pipes, electrical wiring or fittings fixtures or other facilities provided by the Landlord if such damage comes to the knowledge of the Tenant.

12.	To keep the non-structural part of the interior of the said premises in a clean and tidy condition (fair, wear, tear, inherent, latent and/or structural defects and damage due to any of the causes mentioned in Section VII hereof excepted).

13.	To pay the Landlord immediately upon demand the reasonable cost of a fixing repairing altering or replacing as necessary the Tenant’s name on the Directory Boards provided by the Landlord.

14.	To allow at all reasonable times within two calendar months immediately preceding the expiration of the said term prospective tenants or occupiers to inspect the said premises upon prior appointment and allow the Landlord to exhibit where the Landlord shall think fit a notice indicating that the said premises are to become vacant which notice the Tenant shall not conceal.

15.	To obey and comply with such Regulations as may from time to time be adopted by the Landlord in accordance with Section IX hereof provided that such Regulations are applicable to all tenants in the said building.

16.	To be responsible to the Landlord for the acts, neglects, omissions and defaults of all contractors, servants agents licensees and customers of the Tenant as if they were the acts, neglects, omissions and defaults of the Tenant himself and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant express or implied.

17.	To load and unload goods only at such time during business hours and through such service entrances and by such service lifts as shall be designated by the Landlord for this purpose from time to time and the Landlord reserves the right to control the access route of any service vehicles at its discretion.

18.	To quietly yield up the said premises together with all fixtures, fittings and additions therein and thereto at the expiration or sooner determination of this tenancy in good and tenantable repair and condition (fair, wear and tear, inherent, latent and/or structural defects and damage due to any of the causes mentioned in Section VII hereof excepted) notwithstanding any rule of law or equity to the contrary PROVIDED THAT all personal property, trade fixtures and additions therein and thereto of the Tenant of non-structural nature shall if so required by the Landlord be removed by and at the expense of the Tenant at the expiration or other determination of this tenancy and in such event the Tenant shall make good all damage caused by such removal AND thereupon to surrender to the Landlord all keys giving access to all parts of the said premises held by the Tenant and to remove at the Tenant’s expense all lettering and characters from all the doors and walls of the said premises and to make good any damage caused by such removal.

SECTION IV

Landlord’s Obligations

The Landlord hereby agrees with the Tenant as follows:-

1.	That the Tenant paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

2.	To pay the Government Rent payable in respect of the said lot and the Property Tax and all outgoings of capital or non-recurring nature payable in respect of the said building.

3.	To maintain and keep the roof of the said building and the main structure, walls, drains, pipe and cables, facilities therein and sprinkler system of the said premises (save and except the sprinkler heads installed or modified by the Tenant in the said premises) in a proper and tenantable state of repair Provided That the Landlord shall not incur any liability under this Clause unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord (save in case of emergency where oral notice shall suffice) and the Landlord shall have failed to take reasonable steps to repair or remedy he same after the lapse of a reasonable time from the date of service of such notice.

4.	To keep and maintain the common areas, toilets and other parts of the said building for common use clean and in proper condition.

5.	To maintain and keep the facilities of the said building in good and tenantable repair and condition and in particular to use its best endeavours to maintain the lifts escalators and fire services equipment and air-conditioning plant in proper working order.

6.	To allot space on an existing Directory Board for the Tenant’s name to be affixed in such uniform lettering or characters as shall be designated by the Landlord.

SECTION V

Restrictions And Prohibitions

The Landlord hereby agrees with the Tenant as follows:-

1.	(a)	Not without the previous written consent of the Landlord (such consent not unreasonably withheld or delayed) to erect, install or alter any fixtures, partitioning or other structural erection or installation in the said premises or any part thereof or without the like consent to make or permit or suffer to be made alterations in or additions to the electrical wiring and installation or to install or permit or suffer to be installed any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

(b)	In carrying out any approved work hereunder, the Tenant shall and shall cause its servants agents contractors and workmen to co-operate fully with the Landlord and all servants agents and workmen of the Landlord and with other tenants or contractors carrying out any work on the said building. The Tenant its servants agents and workmen shall obey and comply with all instructions and directions which may be reasonably given by the Landlord’s authorised representative in connection with the carrying out of such work.

(c)	In carrying out any work to the electrical installation, air conditioning, fire services and/or wiring, the Tenant shall use only a contractor approved by the Landlord in writing for the purpose (such approval not unreasonably withheld or delayed).

2.	Not without the previous written consent of the Landlord (such consent not unreasonably withheld or delayed) to cut, maim, injure, drill into mark or deface any doors, windows, walls, beams, structural members or any part of the fabric of the said premises nor any of the plumbing or sanitary apparatus or installations included therein.

3.	Not without the consent of the Landlord (such consent not be unreasonably withheld or delayed) to drive or insert any nails, screws, hooks, brackets or similar articles into the ceiling, walls or floor of the said premises.

4.	Not without the previous written consent of the Landlord (such consent not be unreasonably withheld or delayed) to alter the existing locks, bolts and fittings on the entrance doors to the said premises nor to install any additional locks, bolts or fittings thereon.

5.	Not to do any act or thing which may be or become a nuisance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring building.

6.	Not to produce at any time in the said premises any music or noise and radio transmission so as to constitute a nuisance to the occupants of any other premises in the said building or persons using or visiting the same.

7.	Not to affix or display or permit or suffer to be affixed or displayed within or outside the said premises any signboard, sign, decoration, advertising matter, shrine, joss sticks or other device whether illuminated or not which may be visible from outside the said premises or from outside the said building.

8.	Not to use the said premises to be used for any purpose other than as an office for the Tenant’s lawful business.

9.	Not to use the said premises to be used for any illegal purpose.

10.	Not to use the said premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of any Landlord and Tenant Ordinance for the time being in force nor to allow any person to remain in the said premises overnight.

11.	Not to use the said premises to be used for the purpose of the manufacture of goods and merchandise nor for the storage of goods and merchandise other than in normal quantities consistent with the nature of the Tenant’s trade or business.

12.	Not to keep in the said premises any arms, ammunition, gunpowder, salt-petre, kerosene or other explosive or combustible substance or hazardous goods in contravention to Dangerous Goods Ordinance and Firearms and Ammunition Ordinance.

13.	Not to encumber or obstruct encumbered or obstructed with any boxes, packaging or other obstruction of any kind of nature any of the entrances, staircases, landings, passage, escalators, lifts, lobbies or other parts of the said building in common use and not to leave rubbish or any other article or thing in any part of the said building not in the exclusive occupation of the Tenant.

14.	Not to use the toilet facilities provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

15.	Not to lay install affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passages, lobbies or other parts of the said building in common use.

16.	Not to permit or allow any food to be prepared in any part of the premises (other than the preparation and consumption of light meals or refreshments for consumption by the Tenant’s employees).

17.	Not to keep any animals or pets inside the said premises and to take all such reasonable steps and precautions to the reasonable satisfaction of the Landlord to prevent the said premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin. The Tenant shall employ at the Tenant’s cost, such pest extermination contractors as the Landlord may require and at such intervals as the Landlord may direct.

18.	Not to assign, underlet, part with the possession of or transfer the said premises or any part thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefore. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord (such approval not unreasonably withheld or delayed) be deemed to be breaches of this Clause

(a)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of any existing partner or otherwise.

(b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators personal representatives, next of kin, trustee or committee of any such individual.

(c)	In the case of a tenant who is a corporation, voluntary liquidation (save for the purpose of any takeover reconstruction, amalgamation, merger)

(d)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(e)	The change of the Tenant’s business name without prior notice to the Landlord.

19.	Not to do any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the said Lot is held from the Government and to indemnify the Landlord against any such breach.

20.	Not to do any act deed matter or thing whatsoever whereby the insurance on the said building against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided That if as the result of any act, deed matter or thing done by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled witho1,.1t prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

21.	Not to erect any aerial on the roof or walls of the said building nor the ceiling or walls of the said premises without prior consent by the Landlord (such consent not be unreasonably withheld or delayed).

22.	Not to install air-conditioning facilities in addition to such facilities as provided by the Landlord without the written consent of the Landlord (such consent not be unreasonably withheld or delayed).

23.	Not to permit gambling of any description whatsoever upon the said premises.

24.	Not to permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising material to be conducted outside or near the said premises or in any part of the said building by any of the Tenant’s servants agents or licensees.

SECTION VI

Exclusions

The Landlord shall not in any circumstances be liable to the Tenant or any other whomsoever:

1.	in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to any defect in or breakdown of the lifts or escalators, or air--conditioning system of the said building or

2.	in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to fire, the overflow of water or Act of God from anywhere within the said building, or

3.	for the security of safekeeping of the said premises or any contents therein, nor shall the rent or any part thereof abate or cease to be payable on account thereof.

SECTION VII

Abatement of Rent

If the said premises or any part thereof shall be destroyed or so damaged by fire, typhoon, Act of God, Force Majeure or other cause beyond the control of the Landlord and not attributable to any act or default of the Tenant as to be rendered unfit or inaccessible or unusable, the rent management fees and rates hereby agreed to be paid or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated Provided Always that the Landlord shall be under no obligation to repair or reinstate the said premises if, in its opinion, it is not reasonably economical or practicable so to do and Provided Further That if the whole or substantially the whole of the said premises shall have been destroyed or rendered unfit for use and occupation or inaccessible and shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other.

SECTION VIII

Default

It is hereby further expressly agreed and declared as follow :-

1.	If the rent or any part thereof shall be unpaid for fifteen days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation or if any order shall be filed for the winding up of the Tenant, or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non performance of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Section XIII hereof.

2.	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

3.	Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

4.	For the purposes of these presents any act, default, neglect or omission of any servant, agent, licensee or customer (as hereinbefore defined) of the Tenant or the Landlord shall be deemed to be the act, default, neglect or omission of the Tenant or the Landlord respectively.

5.	For the purpose of distress for rent in terms of Part Ill of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

SECTION IX

Regulations

1.	The Landlord reserves the right from time to time and by notice in writing to the Tenant, to make and introduce, and subsequently amend, adapt or abolish if necessary, such House Rules & Regulations as are more particularly described and set out in FOURTH SCHEDULE hereto, the increasing of management charges and the assigning of management as it may consider necessary for the operation and maintenance of the building Provided That such rate of increase shall apply to all the tenants of the said building.

2.	Copy of such House Rules and Regulations may be obtained from the Landlord. In the event of conflict between such House Rules and Regulations and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

SECTION X

Sale or Demolition of the Building

If the Landlord shall enter into a contract for the sale of the said premises or if the Landlord shall resolve to demolish and rebuild the said building (which intention to demolish and rebuild shall be sufficiently evident by a copy of a Resolution of its Directors certified to be true and correct copy by its secretary), then in either of such events the Landlord shall be entitled to give 6 clear calendar months’ notice in writing expiring at the end of any calendar month during the tenancy hereby created to terminate this agreement and immediately upon the expiration of such notice, this agreement and everything herein contained shall cease and shall void but without prejudice to the rights and damages of either party against the other in respect of any antecedent claim or breach of any of the agreement or stipulation herein set out.

SECTION XI

Interpretation & Miscellaneous

1.	The Headings and Index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

2.	The Tenant agrees to deliver up vacant possession of the said premises to the Landlord on the expiration or sooner termination of the tenancy hereby created, notwithstanding any rule or law or equity to the contrary.

3.	No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance, or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained, shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance, or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach, and no waiver by the Landlord shall be inferred from, or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

4.	During the two months immediately preceding the expiration of the said term the Landlord shall be at liberty to affix and maintain in a reasonable place without interference upon any external part of the said premises a notice stating that the said premises are to be let.

5.	Any notice required to be served hereunder shall, if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant’s last known place of business in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given above or any other address which the Landlord may notify to the Tenant from time to time.

6.	The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

7.	This Agreement sets out the full agreement reached between the parties.

8.	The Landlord reserves the right to name the said building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name provided that the Landlord shall give to the Tenant and to the Postal and other relevant Government Authorities not less than three months notice of its intention so to do.

9.	Unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter and neuter and words in the singular shall include the plural and vice versa.

10.	The Stamp Duty and registration fees (if any) on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal share and each party shall pay its own legal costs (if any) of and incidental to the preparation and completion of this Agreement.

SECTION XIII

Deposit

1.	The Tenant shall on the signing hereof deposit with the Landlord the sum of HONG KONG DOLLARS ONE HUNDRED THIRTY TWO THOUSAND FIVE HUNDRED AND FIFTY TWO ONLY (HK$132,552.00) to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non performance by the Tenant of any of the said agreements, stipulations or conditions aforesaid, the Landlord shall be entitled to deduct from the said deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall as condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the said premises and to determine this Agreement.

2.	Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration of this Agreement and the delivery of vacant possession to the Landlord.

THE FIRST SCHEDULE REFERRED TO ABOVE

LANDLORD:	Lock See Enterprises Limited

ADDRESS:	4/F, 102 Austin Road, Kowloon, Hong Kong.

TENANT:	MATTER INTERIORS LIMITED

ADDRESS:	ROOM 503, PARK TOWER, 15 AUSTIN ROAD, KOWLOON.

THE SECOND SCHEDULE REFERRED TO ABOVE

ALL THAT PORTION OF THE 5th floor coloured pink of the Building erected on Kowloon Inland Lot Nos.7731, 8138, 8137, 8418 known as ROOM 503 Park Tower situated at the junction of Austin Road and Kwun Chung Street, Tsim Sha Tsui, Kowloon, Hong Kong which said portion is shown and coloured pink in the proposed sketch floor plan of the said Building annexed hereto.

THE THIRD SCHEDULE REFERRED TO ABOVE

For the term of ONE YEAR commencing on the 13 day of April 2022 YIELDING AND PAYING therefore the Calendar monthly re of HONG KONG DOLLARS TWENTY SIX THOUSAND FOUR HUNDRED AND SIXTY ONLY (HK$26,460.00} (exclusive of management fee, air-conditioning charges and Government rates) and management fee of ); HONG KONG DOLLARS SIX THOUSAND SIX HUNDRED AND SEVENTY EIGHT ONLY {HK$6,678.00) payable in advance clear of all deductions on the 1st day of each and every Calendar month the 1st of such payment to be made on the 12 day of April 2022.

THE FORTH SCHEDULE REFERRED TO ABOVE

1.	The Premises shall be handed over the Tenant on an “as is” basis. The tenant and to the satisfaction of the Landlord and to yield up the Premises in such condition together with the Landlord’s fixtures and fittings as described in the Fourth Schedule hereto at the expiration or sooner determination of the Agreement.

2.	If there is any default on the part of the Tenant in the performance and observance of the covenants terms and conditions contained in this Agreement, without prejudice to the Landlord’s rights and remedies against the Tenant whether under this Agreement or otherwise in law, the rent-free period(s) mentioned in this Agreement shall be deemed to have been withdrawn as if the same had never been granted at all and the Tenant shall forthwith pay to the Landlord the rents for such period(s), and the Landlord shall have the right to recover from the Tenant all the relevant outstanding rents and sums.

3.	The Tenant is fully aware of the present state and condition of the entrance door of the Premises which may not be in compliance with the requisite Buildings and/or Fire Safety Regulations. Notwithstanding any rule of law or equity to the contrary, the Tenant shall at its own cost expenses and forthwith upon demand by the Director of Buildings and/ or the Director of Fire Services restore the entrance door to the one having a fire resistance period of not less than 1/2 hour and which is in all respects in compliance with Buildings and Fire Safety Regulations in force.

4.	The Tenant shall at its own costs and expenses carry out such essential Fire Safety improvement or renewal works to the Premises, in particular those works as required by the Fire Services Department, once for every year of the term created by this Agreement. The works shall be completed within the first month of each and every year of the term, and the Tenant shall forthwith after completion of the works produce a copy of the relevant Certificate(s) of Fire Services including but not limited to Certificate of Fire Service Installations and Equipment (FS251) to the Landlord and the Fire Services Department for record.

THE FIFTH SCHEDULE REFERRED TO ABOVE

HOUSE RULES AND REGULATIONS

The Tenant hereby agrees with the Landlord to observe and comply with the following rules and regulations:-

(1)	The entrance halls, passages, lobbies, escalators, stairways, lavatories, canopy, roof and rear lane of the said Building are not for the use of the general public and the Landlord reserves the right in all cases to refuse access to or otherwise control access by all persons whose presence, in the judgment of the Landlord, might be prejudicial to the security, safety, character, reputation or interests of the Landlord, the said Building and/or the Tenants and occupiers of the said Building.

(2)	The Landlord reserves the right to prescribe the times at which and the manner in which crates and other heavy equipment, fittings, furniture shall be conveyed in the lifts and the right to prohibit the carriage in the lifts of any object larger or heavier than that for which the same are designed.

(3)	a) Access to and exit from the said Building between the hours of 9:00 p.m. and 8:00 a.m. Monday to Saturday and all day on Sunday is prohibited except with the permission of and prior arrangement with the Landlord (such permission not be unreasonably withheld or delayed).

b)	The Landlord shall in no case be liable for any claims or damage relating to the admission or exclusion of any person to or from the said Building in accordance with the provisions of these regulations.

c)	The Landlord reserves the right to prohibit all access to the said Building during typhoons or commotion.

(4)	The Landlord shall have the right to appoint any corporation, firm or individual as estates manager or super-intendent of the said Building on such terms and conditions as it shall think fit. The estates manager or super-intendent so appointed shall have power in its own name or in the name of the Landlord to take appropriate actions to enforce the above provisions and other provisions in this Agreement which relate to the management of the said Building.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED BY Lam Pui Yi	)

for and on behalf of the Landlord in the presence of :-)

Witness: Chan Ping Ying

SIGNED BY
the Tenant in the presence of :-

RECEIVED from the Tenant the sum of HONG KONG DOLLARS ONE HUNDRED THIRTY TWO THOUSAND FIVE HUNDRED AND FIFTY TWO ONLY being the rental deposit above expressed to be paid by the Tenant to the Landlord	) (HK$132,552.00)

WITNESS:-. Chan Ping Ying

Unit 503, Park Tower, 15 Austin Road, Kowloon, Hong Kong